Exhibit 77Q1(a) to ACWMF 05.31.2008 NSAR


     1. Articles of Amendment effective November 27, 2007 of American Century World Mutual Funds, Inc., Filed as Exhibit 99(a)(25) to Form 485B Post-Effective Amendment No. 48 to the Registrant's Registration Statement filed on Form N-1A 03/28/08, and incorporated herein by reference.

     2. Articles Supplementary effective November 27, 2007 of American Century World Mutual Funds, Inc., Filed as Exhibit 99(a)(26) to Form 485B Post-Effective Amendment No. 48 to the Registrant's Registration Statement filed on Form N-1A 03/28/08, and incorporated herein by reference.

     3. Articles Supplementary effective March 6, 2008 of American Century World Mutual Funds, Inc., Filed as Exhibit 99(a)(27) to Form 485B Post-Effective Amendment No. 48 to the Registrant's Registration Statement filed on Form N-1A 03/28/08, and incorporated herein by reference.